Exhibit 99.1

Eton Pharmaceuticals Advances Its Commitment to Rare Disease with the Acquisition of Galzin®

●	Adds an additional commercial and strategic rare disease product to Eton’s portfolio
●	Galzin® is FDA-approved for the treatment of the ultra-rare metabolic condition of Wilson Disease

DEER PARK, Ill., Jan. 3, 2025 (GLOBE NEWSWIRE) -- Eton Pharmaceuticals, Inc (“Eton” or the “Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced that it has acquired Galzin® (zinc acetate).

“This acquisition furthers our mission of supporting life-saving treatments for conditions impacting ultra rare patient populations. Galzin® is a critical medication for patients with Wilson Disease, and we look forward to supporting these patients with our comprehensive Eton Cares patient support program,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals.

Galzin® is FDA-approved as a maintenance treatment of patients with Wilson Disease who have been initially treated with a chelating agent. It is estimated that less than 5,000 patients in the United States are currently being treated for Wilson Disease.

Eton expects to assume the commercialization of the product in the United States in the first quarter of 2025 with its metabolic sales force supporting healthcare professionals who treat Wilson Disease. Once available, Eton plans to offer the product through its Eton Cares patient support program that provides high-touch, personalized service tailored for rare disease patients and their providers. The program will offer a $0 co-pay for all qualified commercial patients, provide prescription fulfillment, insurance benefits investigation, educational support, and other services designed to help patients access treatment.

As part of the transaction, Eton has also acquired European rights to the product, where it is commercialized under the tradename Wilzin® by a third party. Under an existing agreement, Eton will continue to supply the product to the third party and the third party is responsible for all commercialization activities in Europe.

Stifel served as exclusive financial advisor to Eton on the transaction.

INDICATION AND IMPORTANT SAFETY INFORMATION

IMPORTANT SAFETY INFORMATION

INDICATION

Zinc acetate therapy is indicated for maintenance treatment of patients with Wilson’s disease who have been initially treated with a chelating agent

Warning and Precautions

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Copper Deficiency: Several post-marketing cases reported that zinc acetate taken over extended periods of time (i.e., months to years) may result in decreased enteral copper absorption and copper deficiency. The cases reported the following complications of copper deficiency: anemia, granulocytopenia, leukopenia, neutropenia, pancytopenia, thrombocytopenia, and myeloneuropathy.

If a patient develops signs and/or symptoms of copper deficiency during treatment with zinc acetate, interrupt zinc treatment and measure zinc, 24-hr urinary copper, and non-ceruloplasmin bound copper (NCC) levels. Consider restarting zinc acetate treatment based on periodic monitoring of 24-hr urinary copper and NCC levels.

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Gastric Ulcer: There have been postmarketing reports of gastric ulcers with long-term use of zinc acetate. The cases reported the complications of anemia and gastric ulcer perforation with peritonitis. In some cases, ulcers persisted after treatment until zinc acetate was discontinued.

If a patient develops signs and/or symptoms of gastric ulcer during treatment with zinc acetate, discontinue zinc treatment. Most patients showed improvement after cessation of zinc treatment.

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General: Zinc acetate is not recommended for the initial therapy of symptomatic patients because of the delay required for zinc-induced increase in enterocytic metallothionein and blockade of copper uptake. Symptomatic patients should be treated initially, using chelating agents. During initial therapy, neurological deterioration may occur as stores of copper are mobilized. Once initial therapy has been completed, and the patient is clinically stable, maintenance treatment with zinc acetate can be considered, but patients may be continued on initial therapy as clinically indicated.

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Information for Patients: Patients should take GALZIN® on an empty stomach, at least one hour before or two to three hours after meals. Capsules should be swallowed whole, not opened or chewed. In the rare event of gastric intolerance of zinc, generally occurring with the morning dose, this dose may be taken between breakfast and lunch. Patients must be clinically monitored to determine the adequacy of zinc acetate therapy. Since strict adherence to the zinc regimen is essential for optimal control of copper distribution and metabolism, the physician must reinforce the need for compliance at each contact with the patient.

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Monitoring Patients: Patients should be monitored primarily by assessment of existing signs and symptoms of Wilson’s disease and 24-hour urine copper. Neuropsychiatric evaluations including speech as well as liver function tests including bilirubin and aminotransferases, should be done as appropriate.

Adverse Reactions

The following adverse reactions associated with the use of zinc acetate were identified from postmarketing reports. Because these reactions were reported voluntarily from a population of uncertain size, it is not possible to reliably estimate their frequency or establish a causal relationship to drug exposure.

Gastrointestinal disorders: gastric irritation

Investigations: elevations of serum alkaline phosphatase, amylase, and lipase lasting from weeks to months suggesting pancreatitis; the levels usually return to high normal within the first one or two years of zinc therapy.

Please see Full Prescribing Information for more information.

About Eton Pharmaceuticals

Eton is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has six commercial rare disease products: INCRELEX®, ALKINDI SPRINKLE®, PKU GOLIKE®, Carglumic Acid, Betaine Anhydrous, and Nitisinone. The Company has three additional product candidates in late-stage development: ET-400, ET-600, and ZENEO® hydrocortisone autoinjector. For more information, please visit our website at www.etonpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com